Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Reports Revenue Rose 67% During

The First Quarter of 2011

SEAL BEACH, Calif., May 9, 2011 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the first quarter ended March 31, 2011.

Revenue for the first quarter ended March 31, 2011 rose 67% to $65.3 million, up from $39.0 million for the first quarter of 2010.

Gasoline gallon equivalents (gallons) delivered for the first quarter of 2011, which includes compressed natural gas (“CNG”), liquefied natural gas (“LNG”), biomethane and the gallons associated with providing operations & maintenance services, totaled 35.5 million gallons, up from 28.6 million gallons delivered in the same period a year ago.

Adjusted EBITDA for the first quarter of 2011 was $3.9 million.  This compares with adjusted EBITDA of $1.0 million in the first quarter of 2010.  When comparing periods, the volumetric excise tax credit (“VETC”) revenue for the first quarter of 2011 was $4.2 million, compared to $0 for the first quarter of 2010.  The VETC expired in December 2009, and was subsequently reinstated in the fourth quarter of 2010, when it was made retroactive to January 1, 2010.  Accordingly, the Company recorded $3.6 million of VETC revenue in the fourth quarter of 2010 that applied to the first quarter of 2010.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Non-GAAP loss per share for the first quarter of 2011 was $0.05, compared with a non-GAAP loss per share for the first quarter of 2010 of $0.07. Non-GAAP earnings (loss) per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Net loss for the first quarter of 2011 was $9.8 million, or $0.14 per share, and included a non-cash charge of $3.3 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, and a non-cash charge of $3.4 million related to stock-based compensation.  This compared with a net loss for the first quarter of 2010 of $24.4 million, or $0.41 per share, which included a non-cash charge of $18.6 million related to marking to market the Series I warrants, $3.0 million of non-cash stock-based compensation charges and an alternative minimum tax (AMT) refund of $1.3 million recorded in the first quarter of 2010.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We believe the prospects for our growth are greater than ever.  We are seeing a number of indications of accelerating adoption rates for natural gas vehicles in the heavy duty sector where major trucking companies operate fleets with high volume fuel usage.  Dillon Transport’s shift to LNG-powered trucks for transport of raw materials for Owens-Corning, the UPS decision to work with us to fuel their fleet of LNG-fueled trucks in the Las Vegas to California corridor, and Fair Oaks Dairy’s move to LNG for its 24/7 fleet that serves Kroger stores are just a few recent examples of the adoption of natural gas fueling for heavy duty trucking.  We plan to continue our focus on developing a national LNG fueling corridor to support natural gas truck deployment by regional and national fleet operators.  Meanwhile, the growth in the adoption in our traditional markets continues as operators of refuse, transit, shuttle, taxi, airport and municipal fleets expand their use of CNG after seeing compelling economic and environmental benefits.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the Company’s AMT carry-back refund it recorded in the first quarter of 2010, and plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the AMT refund amount as it is not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended March 31,
(in 000s, except share information)	2010	2011
Net Income (Loss) Attributable to Clean Energy	$(24,367)	$(9,753)
Stock-Based Compensation, Net of Tax Benefits	3,040	3,377
Mark-to-Market (Gain) Loss on Series I Warrants	18,605	3,300
AMT Carry-Back Refund	(1,300)	—
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	(341)
Adjusted Net Income (Loss)	(4,022)	(3,417)
Diluted Weighted Average Common Shares Outstanding	60,156,352	70,096,000
Non-GAAP Earnings (Loss) Per Share	$(0.07)	$(0.05)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and plus or minus the foreign currency losses or gains on the Company’s notes issued as part of the acquisition of IMW. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended March 31,
(in 000s)	2010	2011
Net Income (Loss) Attributable to Clean Energy	$(24,367)	$(9,753)
Income Tax (Benefit) Expense	(1,203)	(735)
Interest (Income) Expense, Net	(109)	820
Depreciation and Amortization	4,991	7,210
Stock-Based Compensation, Net of Tax Benefits	3,040	3,377
Mark-to-Market (Gain) Loss on Series I Warrants	18,605	3,300
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	(341)
Adjusted EBITDA	$957	$3,878

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, June 9, by dialing 1.877.870.5176 (from the U.S.), or 1.858.384.5517 (from outside the U.S.) and entering Replay Pin Number 371482.  There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com. The webcast will be archived for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market. It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels more than 22,700 vehicles at 238 strategic locations across the United States and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. Clean Energy del Peru, a 49% owned joint venture, fuels vehicles at two stations and provides CNG to commercial customers in Peru. We own (70%) and operate a landfill gas facility in Dallas, Texas that produces renewable biomethane and plan to build a second facility in Michigan. Clean Energy owns and operates LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons per day and that are designed to expand to 340,000 LNG gallons per day as demand increases. Northstar, a wholly owned subsidiary, is the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations. BAF Technologies, Inc., a wholly owned subsidiary, is a leading provider of natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses. IMW Industries, Ltd., a wholly owned subsidiary based in Canada, is a leading supplier of CNG equipment for vehicle fueling and industrial applications with more than 1,200 installations in 24 countries. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding momentum in the Company’s fuel sales, anticipated growth in the heavy-duty trucking market and in the Company’s traditional markets, and the Company’s development of a national retail LNG fueling corridor.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, changes in economic conditions, our ability to successfully manage our biomethane business, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to successfully integrate IMW and Northstar, the Company’s success in obtaining government grants or subsidies that support natural gas and biomethane fuel use, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q filed on May 9, 2011 with the SEC (www.sec.gov) contains risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Contact Information:

Investors
Ina McGuinness, 562.493.7215

ina@mcguinnessir.com

News Media
Bruce Russell, 310-559-4955 x101

brussell@cleanenergyfuels.com

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2010 and March 31, 2011 (Unaudited)

(In thousands, except share data)

	December 31, 2010	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$55,194	$51,949
Restricted cash	2,500	4,893
Accounts receivable, net of allowance for doubtful accounts of $702 and $783 as of December 31, 2010 and March 31, 2011, respectively	45,645	32,318
Other receivables	27,280	16,194
Inventory, net	20,483	26,994
Prepaid expenses and other current assets	10,959	11,970
Total current assets	162,061	144,318
Land, property and equipment, net	211,643	217,384
Notes receivable and other long-term assets	15,059	40,048
Investments in other entities	10,748	14,161
Goodwill	71,814	71,814
Intangible assets, net	112,174	109,438
Total assets	$583,499	$597,163
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,712	$23,166
Accounts payable	28,635	20,614
Accrued liabilities	28,137	29,012
Deferred revenue	17,507	12,466
Total current liabilities	96,991	85,258
Long-term debt and capital lease obligations, less current portion	41,704	64,492
Other long-term liabilities	28,588	28,979
Total liabilities	167,283	178,729
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 69,610,098 shares and 70,269,071 shares at December 31, 2010 and March 31, 2011, respectively	7	7
Additional paid-in capital	569,202	580,473
Accumulated deficit	(151,926)	(161,678)
Accumulated other comprehensive loss	(3,996)	(3,991)
Total Clean Energy Fuels Corp. stockholders’ equity	413,287	414,811
Noncontrolling interest in subsidiary	2,929	3,623
Total stockholders’ equity	416,216	418,434
Total liabilities and stockholders’ equity	$583,499	$597,163

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended

March 31, 2010 and 2011 (Unaudited)

(In thousands, except share data)

	Three Months Ended March 31,
	2010	2011

Revenue:
Product revenues	$34,273	$58,532
Service revenues	4,716	6,809
Total revenues	38,989	65,341

Operating expenses:
Cost of sales:
Product cost of sales	25,496	43,850
Service cost of sales	2,063	3,154
Derivative (gains) losses:
Series I warrant valuation	18,605	3,300
Selling, general and administrative	13,649	18,030
Depreciation and amortization	4,991	7,210
Total operating expenses	64,804	75,544
Operating income (loss)	(25,815)	(10,203)

Interest income (expense), net	109	(820)
Other income	43	601
Income from equity method investments	77	211
Loss before income taxes	(25,586)	(10,211)
Income tax (expense) benefit	1,203	735
Net loss	(24,383)	(9,476)
Income (loss) of noncontrolling interest	16	(277)
Net loss attributable to Clean Energy Fuels Corp.	$(24,367)	$(9,753)

Loss per share attributable to Clean Energy Fuels Corp. Basic and diluted	$(0.41)	$(0.14)

Weighted average common shares outstanding

Basic and diluted	60,156,352	70,096,000

Included in net loss are the following amounts (in millions):

	Three Months Ended March 31,
	2010	2011
Construction Revenues	0.1	6.3
Construction Cost of Sales	—	(5.1)
Fuel Tax Credits	—	4.2
Stock Option Expense, Net of Tax Benefits	(3.0)	(3.4)